SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934


Check the appropriate box:

      /X/   Preliminary Information Statement

      / /   Definitive Information Statement

                          NORD OIL INTERNATIONAL, INC.
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment  of Filing Fee (Check the appropriate box):

      /X/   No fee required.

      / /   Fee computed on table below per Exchange Act Rules 14c-5(g) and
            0-11.

      1)    Title of each class of securities to which transaction applies:

            Common Stock, no par value

      2)    Aggregate number of securities to which transaction applies:

            337,865,401 shares of Common Stock

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4)    Proposed maximum aggregate value of transaction:

/__/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                          NORD OIL INTERNATIONAL, INC.
                      7151 rue Jean Talon East, Suite 110,
                        Montreal, Quebec, Canada H1M 3N8
================================================================================


                              INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

================================================================================


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

================================================================================

                                  INTRODUCTION

      This notice and information statement (the "Information Statement") was mailed on or about June 19, 2006 to the stockholders of record, as of June 16, 2006, of NORD OIL INTERNATIONAL, INC., a Florida corporation (the "Company") pursuant to Section 14(c) of the Exchange Act of 1934, as amended. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

      The actions to be effective twenty days after the mailing of this Information Statement are as follows:

      (1) Our Articles of Incorporation were amended to change our name to The North-West Oil Group, Inc.; and

      (2) Our Articles of Incorporation were amended to increase our capital stock to 1,000,000,000 shares of common stock.

      Attached hereto for your review is an Information Statement relating to the above-described actions.

      Please read this notice carefully. It describes the essential terms of the reverse stock split and contains certain information concerning the reverse stock split. Additional information about the Company is contained in its periodic reports filed on periodic and current reports filed with the United States Securities and Exchange Commission (the "Commission"). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F. Street NE, Washington, DC 20549. Copies of such material may also be obtained from the Commission at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission's EDGAR archives at http://www.sec.gov/index.htm.

 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

                       By Order of the Board of Directors,

                               By: /s/ Gerald T. Parkin
                               ------------------------------
                               Name:  Gerald T. Parkin
                               Title: Chief Executive Officer
                               (Principal Executive Officer)

                          NORD OIL INTERNATIONAL, INC.
                      7151 rue Jean Talon East, Suite 110,
                        Montreal, Quebec, Canada H1M 3N8
                                  514-798-5454
================================================================================

                              INFORMATION STATEMENT
          PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
================================================================================

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to a Written Consent of the Majority Stockholders of the Company:

      (1) Our Articles of Incorporation were amended to change our name to The North-West Oil Group, Inc.; and

      (2) Our Articles of Incorporation were amended to increase our capital stock to 1,000,000,000 shares of common stock.

The Board of Directors has fixed the close of business on June 16, 2006, as the Record Date for determining the Stockholders entitled to Notice of the foregoing.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

 THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING
             WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Shareholders of record at the close of business on June 16, 2006, the Record Date, are entitled to notice of the action to be effective on or about July 10, 2006. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 607.0704 of the Florida Business Corporation Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock and shall serve as our Annual Meeting.

NORD OIL INTERNATIONAL, INC. is authorized to issue 500,000,000 shares of capital, $.001 par value per share, of which 337,865,401 are issued and outstanding, and 30,000,000 shares of Preferred Stock, $0.001 par value share, of which none are issued and outstanding.

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" FOR FORWARD LOOKING STATEMENTS. This Information Statement contains statements that are not historical facts. These statements are called "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using "estimate," "anticipate," "believe," "project," "expect," "intend," "predict," "potential," "future," "may," "should" and similar expressions or words. Our future results, performance or achievements may differ materially from the results, performance or achievements discussed in the forward-looking statements. There are numerous factors that could cause actual results to differ materially from the results discussed in forward-looking statements, including:

      o Changes in relationships with major customers and/or suppliers: an adverse change in our relationships with major customers and/or suppliers would have a negative impact on our earnings and financial position.

      o Armed conflicts and other military actions: the considerable political and economic uncertainties resulting from these events, could adversely affect our order intake and sales, particularly in the limousine market.

      o Factors that we have discussed in previous public reports and other documents filed with the Securities and Exchange Commission.

This list provides examples of factors that could affect the results described by forward-looking statements contained in this Information Statement. However, this list is not intended to be exhaustive; many other factors could impact our business and it is impossible to predict with any accuracy which factors could result in which negative impacts. Although we believe that the forward-looking statements contained in this Information Statement are reasonable, we cannot provide you with any guarantee that the anticipated results will be achieved. All forward-looking statements in this Information Statement are expressly qualified in their entirety by the cautionary statements contained in this section and you are cautioned not to place undue reliance on the forward-looking statements contained in this Information Statement. In addition to the risks listed above, other risks may arise in the future, and we disclaim any obligation to update information contained in any forward-looking statement.


                    CURRENT INFORMATION REGARDING THE COMPANY

The following is a description of the current operations of the Company

THE COMPANY

Nord Oil International, Inc. (f/k/a/ Bio-Tracking Security Inc.) (the "Company") is a Florida registered company. Until October 29, 2003, the Company was pursuing its business plan of developing a custom market research firm which would provide business intelligence to Fortune 2000 companies seeking to enter or enhance their market presence in the People's Republic of China, with its partner, The China Economic Information Network (CEINet), an official government agency of the State Development and Planning Commission.

On October 29, 2003, the Company announced that it would seek to mutually terminate its joint venture agreement with CEINet. The board of directors of the Company had agreed that this decision was necessary due to CXN's continued inability to meet its obligations under its agreement.

On December 2, 2003, the Company concluded the acquisition of Montreal (Canada) based Bio-Tracking Security Inc. (Bio-Tracking). Under the terms of the transaction, the Company acquired 100% of the outstanding shares of Bio-Tracking in exchange for 100,000,000 shares of the Company.

Effective May 11, 2006, the Company, by way of a reverse merger, acquired 100% of the outstanding shares of two divisions of the North-West Oil Group, namely "North-West Oil Group-Saratov" Ltd. and Company "Neftegazenergo" Ltd. As the result of that merger, the Company shareholders will own a total of 41% of the issued and outstanding shares of the Company and the shareholders of the North-West Oil Group will own 59% of the Company.

History and Development of Nord Oil International, Inc.

Bio-Tracking security Inc. of Montreal, Quebec, designs and manufactures vehicle and asset tracking and security systems, based on patent pending, Inertial Navigation, Biometric Fingerprint Identification and Spread Spectrum Communication technologies.

On June 15, 2005, we completed our acquisition of Nord Oil, Inc., a Delaware corporation, pursuant to a Share Exchange Agreement. On June 15, 2005, we completed our acquisition of Nord Oil, Inc., a Delaware corporation, pursuant to a Share Exchange Agreement.

Nord Oil International Inc. is a reporting publicly traded Oil & Gas junior producer, trading under the ticker NDOL on the US Over-The-Counter market. Nord Oil International Inc. is the corporate holding company, which wholly owns three Russian subsidiaries; Nord Oil Products LLC, Nord Oil Samara LLC and NANA A LLC.

Mission

The Company's mission is to become one of the leaders in the industry sector in terms of technological advancements, growth rates, quality of oil products and efficiency of business management, while creating substantial shareholder value and contributing to increasing shareholder income through an equitable distribution of profits.

Russian Oil Industry

Russia has around 49 bln. Barrels of proven oil reserves (4.8% of world's reserves) ranking six in the world. At the moment about 2,000 oil- and oil and gas deposits have been discovered in the territory of 36 out of 89Russian subjects. Hydrocarbon material is produced in 30 out of those 36.

For its main criteria Russia is now making a transition from the mature stage of development to the late stage. Hence, the medium stage of development is typical of West Siberian deposits, which make the country's main source of raw materials and is partially typical of the European North. The oil producing areas of Urals and Volga, North Caucasus and Sakhalin Island are at the late stage of development. Only the deposits of East Siberia, Far East and sea shelves are at the initial stage of development.

Today oil output can be increased only due to the prolongation of "young age" of provinces, i.e. discovery of new structural stages of oil-and-gas presence, or due to the discovery of new and rich provinces. Following the 2003 results the output of oil in Russia grew by 10.7%. In January and February of 2004 the output of oil produced by Russian oilers increased by 11.5% as compared the previous year. The preliminary data of March 2004 speak of the continuing tendency of oil production growth. Oil export grows even faster. In January and February of 2004 export via Transneft oil pipelines exceeded the similar previous year figure by 21.8%. Oil export by railways doubled and made up 109%.

The maintaining of production rate requires state and private investments both in the upgrading of oil production and improvement of infrastructure.

Samara Region

The Samara Region is situated in the south-eastern part of Eastern European Plain in the middle part of the Volga and occupies the area of 53.600 square kilometres. It borders the Uliyanovsk Region, the Orenburg Region, the Saratov Region and the Republic of Tatarstan. The Samara Region has a population of 3,239 thousand people. Samara and Togliatti are major seaports on the Volga playing an important role in the transportation system of the European Russia.

The Samara Region is run across by national Russian railways and highways as well as by oil-, gas- and product pipelines. Oil and associated gas are the region's most important mineral resources.

The current geological reserves amount to approximately 2 bln. tons, but the volume of remaining recoverable commercial reserves is much lower - around 0.35 bln. tons. 130 oilfields have been discovered in the region; 67 of them are on stream.

                     AMEND THE ARTICLES OF INCORPORATION TO
                          CHANGE OF NAME OF THE COMPANY

      Effective May 11, 2006, the Company, by way of a reverse merger, acquired 100% of the outstanding shares of two divisions of the North-West Oil Group, namely "North-West Oil Group-Saratov" Ltd. and Company "Neftegazenergo" Ltd. As the result of that merger, the Company shareholders will own a total of 41% of the issued and outstanding shares of the Company and the shareholders of the North-West Oil Group will own 59% of the Company.

One condition to the Share Exchange Agreement was a s follows:

      Section 4.2 Following the signature of this Agreement, Party 2 shall cause the Articles of Incorporation and By-Laws of Party 2 to be amended:

      . . . . .to change the name of Nord Oil International Inc. to Nord-West
      Oil Group.


Accordingly, we are fulfilling our contractual obligation pursuant to the Share Exchange Agreement by changing our name to Nord-West Oil Group, Inc.

      This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

                     AMEND THE ARTICLES OF INCORPORATION TO
                      INCREASE NUMBER OF AUTHORIZED SHARES

Common Stock

      The Company's authorized capital stock consists of 530,000,000 shares, of which 500,000,000 shares are designated as Common Stock, $.001 par value, 30,000,000 shares are designated as preferred stock, $.001 par value (the "Preferred Stock"). All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any shareholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no preemptive rights or privileges with respect to any shares of Common Stock. The Common Stock does not have cumulative voting rights which means that the holders of more than 50% of the shares of Common Stock voting for election of the directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock aggregating less than 50% would not be able to elect any directors.

Increase Authorized Shares of Common Stock to Fifty Million Authorized Shares

      A majority in interest of the shareholders believes that it is advisable and in our best interest to have available additional authorized shares of our common stock in an amount adequate to provide for our future needs. This will be achieved by increasing the number of authorized shares of our common stock from 500,000,000 to 1,000,000,000. We may have future opportunities to engage in a private offering of our securities in order to raise additional capital or to attract business opportunities using shares of common stock as consideration. Currently, there are no definitive agreements respecting investment in the Common Stock or acquisition of another business. However, a majority in interest of the shareholders believes that the increase in the number of authorized shares of Common Stock is in our best interest and that of our shareholders because additional shares of Common Stock will provide us with the ability to raise additional capital through a private offering or use Common Stock as consideration for a business opportunity.

      Because of the Board' discretion in connection with an issuance of additional shares of our common stock, the Board may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of us, which may make such attempts more difficult and less attractive. Any additional shares of Common Stock issued would have the same rights and privileges as the currently outstanding shares of Common Stock. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders.

      The issuance of any additional shares of our Common Stock would also have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the number of shares issued. However, management believes that any additional investment or business opportunity, while diluting the equity interests of the shareholders, will enhance the current and future value of those shareholders' interests.

      This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

                         DISSENTER'S RIGHTS OF APPRAISAL

The general corporation law of the State of Florida does not provide for dissenter's rights of appraisal in connection with the increase in the authorized shares or changing of the name of the Company.

                             Additional Information

      If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at 100 F. Street NE, Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

      We filed our annual report for the fiscal year ended December 31, 2005 on Form 10-KSB with the SEC. A copy of the annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

                      Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

      Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.

      Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.

      All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

                      Distribution of Information Statement

      The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

      Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                       By Order of the Board of Directors,

                             By: /s/ Gerald T. Parkin
                             ------------------------------
                             Name:  Gerald T. Parkin
                             Title: Chief Executive Officer